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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report: September 10, 1997



                            CYBEX INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in its Charter)



       New York                            0-4538                  11-1731581
(State or other jurisdiction of     (Commission File No.)      (I.R.S. Employer
incorporation or organization)                               Identification No.)






                  10 Trotter Drive, Medway, Massachusetts 02053
                    (Address of Principal Executive Offices)




       Registrant's Telephone Number, Including Area Code: (508) 533-4300




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Item 4:  Changes in Registrant's Certifying Accountant.

         On September 10, 1997, the Registrant engaged Arthur Andersen LLP, independent certified public accountants, as the Registrant's principal accountant to audit the Registrant's financial statements for the year ending December 31, 1997. Such new accounting firm was engaged in replacement of Ernst & Young LLP, independent auditors, who had previously been engaged for the same purpose, and whose dismissal was effective the same date. The decision to change accountants was approved by the Audit Committee of Registrant's Board of Directors.

         The reports of Ernst & Young LLP on the Registrant's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

         In connection with the audits of the Registrant's financial statements for each of the two fiscal years ended December 31, 1996, and in the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which, if not resolved to the satisfaction of and Ernst & Young LLP, would have caused Ernst & Young LLP to make a reference to the matter in their report.

         The Registrant has requested Ernst & Young LLP to furnish a letter addressed to the Commission stating whether it agrees with the above statements. A copy of this letter dated September 10, 1997 is filed as Exhibit 16.1 to this Form 8-K.

Item 7:  Financial Statements and Exhibits.

         Exhibit 16.1:                      Letter of Ernst & Young LLP.

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                                   SIGNATURES
         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




DATED: September 10, 1997
                                                 CYBEX INTERNATIONAL, INC.





                                                 By: /s/ Peter C. Haines
                                                     --------------------------
                                                     Peter C. Haines, President
                                                     and Chief Executive Officer









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